Exhibit 99

Accenture Reports Very Strong Fourth-Quarter and Full-Year Fiscal 2021 Results

-- For the fourth quarter, revenues increase 24% in U.S. dollars and 21% in local currency, to $13.4 billion; EPS increase 11% to $2.20 from $1.99 last year, which included $0.29 in gains on an investment; EPS increase 29% from adjusted EPS of $1.70 last year --

-- For full fiscal year, revenues are a record $50.5 billion, an increase of 14% in U.S. dollars and 11% in local currency; operating margin expands 40 basis points to 15.1%; EPS increase 16% to $9.16 from $7.89 last year, which include $0.36 and $0.43, respectively, in gains on an investment; excluding these gains, adjusted EPS increase 18% to $8.80 in fiscal 2021 from $7.46 in fiscal 2020 --

-- Free cash flow is $2.2 billion for fourth quarter and $8.4 billion for full year --

-- New bookings are $15.0 billion for fourth quarter and a record $59.3 billion for full year, a 20% increase in U.S. dollars over full-year fiscal 2020 new bookings --

-- Company increases quarterly cash dividend 10%, to $0.97 per share; Board of Directors approves $3.0 billion of additional share repurchase authority --

-- For fiscal year 2022, Accenture expects revenue growth of 12% to 15% in local currency and GAAP diluted EPS of $9.90 to $10.18, an increase of 13% to 16% from adjusted EPS for fiscal 2021 --

NEW YORK; Sept. 23, 2021 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended Aug. 31, 2021.

For the fourth quarter, revenues were $13.4 billion, an increase of 24% in U.S. dollars and 21% in local currency compared with the fourth quarter of fiscal 2020. Diluted earnings per share were $2.20, an 11% increase from $1.99 last year, which included $0.29 in gains on an investment. Diluted EPS increased 29% from adjusted EPS of $1.70 for the fourth quarter last year. Operating margin for the fourth quarter of fiscal 2021 was 14.6%, an expansion of 30 basis points from the fourth quarter of fiscal 2020. Operating cash flow was $2.4 billion and free cash flow was $2.2 billion. New bookings were $15.0 billion.

For the full fiscal year, revenues were $50.5 billion, an increase of 14% in U.S. dollars and 11% in local currency compared with fiscal 2020. Diluted earnings per share increased 16% to $9.16 from $7.89 last year, including gains on an investment of $0.36 and $0.43, respectively. Excluding these gains, adjusted diluted EPS for fiscal 2021 were $8.80, an 18% increase from $7.46 in fiscal 2020. Operating margin for fiscal 2021 was 15.1%, an expansion of 40 basis points. Operating cash flow for fiscal 2021 was $9.0 billion and free cash flow was $8.4 billion. New bookings were a record $59.3 billion.

Julie Sweet, Accenture’s Chair & CEO, said, “We are very proud of our outstanding fiscal 2021 financial performance, reflecting growth significantly above the market and strong momentum heading into fiscal 2022. Our results reflect the dedication and hard work of our 624,000 incredible people, who are laser-focused on creating tangible value for our clients, innovating with our ecosystem, and being the trusted partner of choice on our clients’ transformation journeys. We delivered these results while investing in our people and in the capabilities our clients need, now and in the future, and at the same time making progress on our sustainability goals — from progress in inclusion and diversity, to the use of renewable energy now at 50%

across the globe, to supporting our communities during these challenging times. We measure our success by this 360° value creation.”

Financial Review

Fourth Quarter Fiscal 2021

Revenues for the fourth quarter of fiscal 2021 were $13.42 billion, compared with $10.84 billion for the fourth quarter of fiscal 2020, an increase of 24% in U.S. dollars and 21% in local currency. Revenues for the quarter reflect a foreign-exchange impact of approximately positive 3%, compared with the positive 4% impact previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly revenues was approximately $13.0 billion to $13.4 billion. Accenture’s fourth-quarter fiscal 2021 revenues were slightly above this adjusted range.

•Consulting revenues were $7.31 billion, an increase of 29% in U.S. dollars and 25% in local currency compared with the fourth quarter of fiscal 2020.

•Outsourcing revenues were $6.11 billion, an increase of 19% in U.S. dollars and 16% in local currency compared with the fourth quarter of fiscal 2020.

GAAP diluted EPS for the fourth quarter were $2.20, an increase of $0.21 or 11% from $1.99 for the fourth quarter last year, which included gains on an investment of $219 million, pre-tax, or $0.29 per share. EPS for the quarter increased $0.50, or 29%, from adjusted EPS of $1.70 for the fourth quarter last year. The $0.50 increase in EPS on an adjusted basis reflects:

•a $0.46 increase from higher revenue and operating results;
•a $0.10 increase from a lower effective tax rate; and
•a $0.01 increase from a lower share count;

partially offset by

•a $0.07 decrease from higher non-operating expenses.

Gross margin (gross profit as a percentage of revenues) for the fourth quarter was 33.3%, compared with 31.8% for the fourth quarter of fiscal 2020. Selling, general and administrative (SG&A) expenses for the fourth quarter were $2.51 billion, or 18.7% of revenues, compared with $1.90 billion, or 17.5% of revenues, for the fourth quarter of fiscal 2020.
Operating income for the fourth quarter of fiscal 2021 was $1.96 billion, or 14.6% of revenues, compared with $1.54 billion, or 14.3% of revenues, for the fourth quarter of fiscal 2020. Operating margin for the fourth quarter of fiscal 2021 expanded 30 basis points.

The company’s effective tax rate for the fourth quarter was 25.0%, compared with 26.8% for the fourth quarter of fiscal 2020. Excluding the impact of gains on an investment, the effective tax rate was 28.4% for the fourth quarter last year.

Net income for the quarter was $1.44 billion, compared with $1.31 billion for the fourth quarter of fiscal 2020. Excluding the $185 million after-tax impact of gains on an investment, net income was $1.12 billion for the fourth quarter last year.

Operating cash flow for the fourth quarter was $2.44 billion, and property and equipment additions were $236 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.20 billion. For the same period of fiscal 2020, operating cash flow was $3.16 billion, property and equipment additions were $189 million, and free cash flow was $2.97 billion.

Days services outstanding, or DSOs, were 38 days at Aug. 31, 2021, compared with 35 days at Aug. 31, 2020.

Accenture’s total cash balance at Aug. 31, 2021 was $8.2 billion, compared with $8.4 billion at Aug. 31, 2020.

New Bookings

New bookings for the fourth quarter were $15.0 billion, an increase of 7% in U.S. dollars and 5% in local currency from the fourth quarter last year.

•Consulting new bookings were $8.0 billion, or 53% of total new bookings.

•Outsourcing new bookings were $7.1 billion, or 47% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for the fourth quarter were as follows:

•North America: $6.39 billion, an increase of 23% in U.S. dollars and 22% in local currency compared with the fourth quarter of fiscal 2020.

•Europe: $4.30 billion, an increase of 26% in U.S. dollars and 18% in local currency compared with the fourth quarter of fiscal 2020.

•Growth Markets: $2.73 billion, an increase of 23% in U.S. dollars and 21% in local currency compared with the fourth quarter of fiscal 2020.

Revenues by Industry Group

Revenues by industry group for the fourth quarter were as follows:

•Communications, Media & Technology: $2.77 billion, an increase of 26% in U.S. dollars and 23% in local currency compared with the fourth quarter of fiscal 2020.

•Financial Services: $2.61 billion, an increase of 24% in U.S. dollars and 20% in local currency compared with the fourth quarter of fiscal 2020.

•Health & Public Service: $2.50 billion, an increase of 20% in U.S. dollars and 18% in local currency compared with the fourth quarter of fiscal 2020.

•Products: $3.73 billion, an increase of 29% in U.S. dollars and 25% in local currency compared with the fourth quarter of fiscal 2020.

•Resources: $1.80 billion, an increase of 17% in U.S. dollars and 13% in local currency compared with the fourth quarter of fiscal 2020.

Full Year Fiscal 2021

Revenues for the full 2021 fiscal year were $50.5 billion, compared with $44.3 billion for fiscal 2020, an increase of 14% in U.S. dollars and 11% in local currency. Revenues for fiscal 2021 reflect a foreign-exchange impact of approximately positive 3% compared with fiscal 2020.

•Consulting revenues were $27.3 billion, an increase of 13% in U.S. dollars and 9% in local currency compared with fiscal 2020.

•Outsourcing revenues were $23.2 billion, an increase of 15% in U.S. dollars and 13% in local currency compared with fiscal 2020.

GAAP diluted EPS for the full 2021 fiscal year were $9.16, an increase of $1.27 or 16% from $7.89 for fiscal 2020. Excluding pre-tax gains on an investment of $271 million, or $0.36 per share, and $332 million, or $0.43 per share, respectively, adjusted EPS were $8.80 in fiscal 2021 and $7.46 in fiscal 2020, an increase of $1.34, or 18%. The $1.34 increase in EPS on an adjusted basis reflects:

•a $1.30 increase from higher revenue and operating results;
•a $0.09 increase from a lower effective tax rate; and
•a $0.03 increase from a lower share count;

partially offset by

•a $0.07 decrease from higher non-operating expenses; and
•a $0.01 decrease from higher income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for fiscal 2021 was 32.4%, compared with 31.5% for fiscal 2020. Selling, general and administrative (SG&A) expenses for the full fiscal year were $8.74 billion, or 17.3% of revenues, compared with $7.46 billion, or 16.8% of revenues, for fiscal 2020.

Operating income for the full fiscal year was $7.62 billion, or 15.1% of revenues, compared with $6.51 billion, or 14.7% of revenues, in fiscal 2020.

Accenture’s annual effective tax rate for fiscal 2021 was 22.8%, compared with 23.5% in fiscal 2020. Excluding the impact of gains on an investment, the effective tax rate was 23.1% in fiscal 2021, compared with 23.9% in fiscal 2020.

Net income for the full fiscal year was $5.99 billion, compared with $5.19 billion in fiscal 2020. Excluding the after-tax impact of gains on an investment of $230 million and $280 million, respectively, net income was $5.76 billion in fiscal 2021, compared with $4.91 billion in fiscal 2020.

For the full 2021 fiscal year, operating cash flow was $8.98 billion, and property and equipment additions were $580 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $8.40 billion. For fiscal 2020, operating cash flow was $8.22 billion, property and equipment additions were $599 million, and free cash flow was $7.62 billion.

New Bookings

New bookings for the full fiscal year were $59.3 billion, an increase of 20% in U.S. dollars and 17% in local currency from fiscal 2020.

•Consulting new bookings were $30.6 billion, or 52% of total new bookings.

•Outsourcing new bookings were $28.7 billion, or 48% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for the full fiscal year were as follows:

•North America: $23.70 billion, an increase of 13% in U.S. dollars and 12% in local currency compared with fiscal 2020.

•Europe: $16.75 billion, an increase of 16% in U.S. dollars and 8% in local currency compared with fiscal 2020.

•Growth Markets: $10.08 billion, an increase of 13% in U.S. dollars and 11% in local currency compared with fiscal 2020.

Revenues by Industry Group

Revenues by industry group for the full fiscal year were as follows:

•Communications, Media & Technology: $10.29 billion, an increase of 16% in U.S. dollars and 14% in local currency compared with fiscal 2020.

•Financial Services: $9.93 billion, an increase of 17% in U.S. dollars and 13% in local currency compared with fiscal 2020.

•Health & Public Service: $9.50 billion, an increase of 18% in U.S. dollars and 16% in local currency compared with fiscal 2020.

•Products: $13.95 billion, an increase of 14% in U.S. dollars and 10% in local currency compared with fiscal 2020.

•Resources: $6.86 billion, an increase of 4% in U.S. dollars and 1% in local currency compared with fiscal 2020.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2021, the company returned $5.94 billion to shareholders, including $2.24 billion in cash dividends and $3.70 billion in share repurchases.

Dividend

On Aug. 13, 2021, a quarterly cash dividend of $0.88 per share was paid to shareholders of record at the close of business on July 15, 2021. These cash dividend payments totaled

$558 million, bringing dividend payments for the full year to $2.24 billion, compared with $2.04 billion in fiscal 2020.

Accenture plc has declared a quarterly cash dividend of $0.97 per share, for shareholders of record at the close of business on Oct. 14, 2021. This dividend, which is payable on Nov. 15, 2021, represents a 10% increase over the company’s previous quarterly dividend.

Share Repurchase Activity

During the fourth quarter of fiscal 2021, Accenture repurchased or redeemed 3.0 million shares, including 2.9 million shares repurchased in the open market, for a total of $915 million. This brought total share repurchases and redemptions for the full fiscal year to 14.0 million shares, including 11.3 million shares repurchased in the open market, for a total of $3.70 billion.

The company’s Board of Directors has approved $3.0 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $6.3 billion.

At Aug. 31, 2021, Accenture had approximately 633 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2022

Accenture expects revenues for the first quarter of fiscal 2022 to be in the range of $13.90 billion to $14.35 billion, an increase of 18% to 22% in local currency, reflecting the company’s assumption of a positive 0.5% foreign-exchange impact compared with the first quarter of fiscal 2021.

Fiscal Year 2022

Accenture’s business outlook for the full 2022 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be approximately negative 0.5% compared with fiscal 2021.

For fiscal 2022, the company expects revenue growth to be in the range of 12% to 15% in local currency.

Accenture expects operating margin for the full fiscal year to be in the range of 15.2% to 15.4%, an expansion of 10 to 30 basis points from fiscal 2021.

The company expects its annual effective tax rate to be in the range of 23.0% to 25.0%.

The company expects GAAP diluted EPS to be in the range of $9.90 to $10.18, an increase of 13% to 16% over adjusted FY21 diluted EPS.

For fiscal 2022, the company expects operating cash flow to be in the range of $8.2 billion to $8.7 billion; property and equipment additions to be $700 million; and free cash flow to be in the range of $7.5 billion to $8.0 billion.

The company expects to return at least $6.3 billion in cash to shareholders through dividends and share repurchases.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 6450548 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 11:00 a.m. EDT today, Sept. 23, and continuing through Wednesday, Dec. 15, 2021. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 6704907 from 11:00 a.m. EDT today, Sept. 23, through Wednesday, Dec. 15, 2021.

About Accenture

Accenture is a global professional services company with leading capabilities in digital, cloud and security. Combining unmatched experience and specialized skills across more than 40 industries, we offer Strategy and Consulting, Interactive, Technology and Operations services — all powered by the world’s largest network of Advanced Technology and Intelligent Operations centers. Our 624,000 people deliver on the promise of technology and human ingenuity every day, serving clients in more than 120 countries. We embrace the power of change to create value and shared success for our clients, people, shareholders, partners and communities. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below are, and will be, amplified by the COVID-19 pandemic. These risks include, without limitation, risks that: Accenture’s results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic; Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2021	% of Revenues	August 31, 2020	% of Revenues	August 31, 2021	% of Revenues	August 31, 2020	% of Revenues
REVENUES:
Revenues	$13,419,284	100.0%	$10,835,271	100.0%	$50,533,389	100.0%	$44,327,039	100.0%
OPERATING EXPENSES:
Cost of services	8,953,068	66.7%	7,394,731	68.2%	34,169,261	67.6%	30,350,881	68.5%
Sales and marketing	1,514,969	11.3%	1,153,949	10.6%	5,288,237	10.5%	4,625,929	10.4%
General and administrative costs	992,558	7.4%	741,888	6.8%	3,454,362	6.8%	2,836,585	6.4%
Total operating expenses	11,460,595		9,290,568		42,911,860		37,813,395
OPERATING INCOME	1,958,689	14.6%	1,544,703	14.3%	7,621,529	15.1%	6,513,644	14.7%
Interest income	9,722		7,855		33,365		69,331
Interest expense	(12,977)		(14,069)		(59,492)		(33,071)
Other (expense) income, net	(37,629)		244,866		165,714		224,427
INCOME BEFORE INCOME TAXES	1,917,805	14.3%	1,783,355	16.5%	7,761,116	15.4%	6,774,331	15.3%
Income tax expense	480,382		477,931		1,770,571		1,589,018
NET INCOME	1,437,423	10.7%	1,305,424	12.0%	5,990,545	11.9%	5,185,313	11.7%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,538)		(1,534)		(6,539)		(6,325)
Net income attributable to noncontrolling interests – other (1)	(19,637)		(15,961)		(77,197)		(71,149)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,416,248	10.6%	$1,287,929	11.9%	$5,906,809	11.7%	$5,107,839	11.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,416,248		$1,287,929		$5,906,809		$5,107,839
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,538		1,534		6,539		6,325
Net income for diluted earnings per share calculation	$1,417,786		$1,289,463		$5,913,348		$5,114,164
EARNINGS PER SHARE:
Basic	$2.24		$2.03		$9.31		$8.03
Diluted	$2.20		$1.99		$9.16		$7.89
WEIGHTED AVERAGE SHARES:
Basic	633,546,144		635,887,742		634,745,073		636,299,913
Diluted	645,287,973		647,867,307		645,909,042		647,797,003
Cash dividends per share	$0.88		$0.80		$3.52		$3.20

(1)     Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)     Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase U.S. Dollars	Percent Increase Local Currency

	Three Months Ended
	August 31, 2021	August 31, 2020
GEOGRAPHIC MARKETS
North America	$6,388,827	$5,197,735	23%	22%
Europe	4,299,673	3,408,865	26	18
Growth Markets	2,730,784	2,228,671	23	21
Total Revenues	$13,419,284	$10,835,271	24%	21%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$2,767,475	$2,201,229	26%	23%
Financial Services	2,611,145	2,104,102	24	20
Health & Public Service	2,504,853	2,090,006	20	18
Products	3,733,355	2,899,288	29	25
Resources	1,802,456	1,540,646	17	13
Total Revenues	$13,419,284	$10,835,271	24%	21%
TYPE OF WORK
Consulting	$7,305,307	$5,680,576	29%	25%
Outsourcing	6,113,977	5,154,695	19	16
Total Revenues	$13,419,284	$10,835,271	24%	21%

	Year Ended		Percent Increase U.S. Dollars	Percent Increase Local Currency
	August 31, 2021	August 31, 2020
GEOGRAPHIC MARKETS
North America	$23,701,341	$20,982,253	13%	12%
Europe	16,749,484	14,402,142	16	8
Growth Markets	10,082,564	8,942,644	13	11
Total Revenues	$50,533,389	$44,327,039	14%	11%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$10,285,549	$8,883,264	16%	14%
Financial Services	9,932,523	8,518,894	17	13
Health & Public Service	9,498,234	8,023,651	18	16
Products	13,954,337	12,287,050	14	10
Resources	6,862,746	6,614,180	4	1
Total Revenues	$50,533,389	$44,327,039	14%	11%
TYPE OF WORK
Consulting	$27,337,699	$24,227,024	13%	9%
Outsourcing	23,195,690	20,100,015	15	13
Total Revenues	$50,533,389	$44,327,039	14%	11%

(1)Effective September 1, 2020, we revised the reporting of our industry groups to include amounts previously reported in Other. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2021		August 31, 2020
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase
North America	$1,118,578	18%	$888,000	17%	$230,578
Europe	496,241	12	322,093	9	174,148
Growth Markets	343,870	13	334,610	15	9,260
Total Operating Income	$1,958,689	14.6%	$1,544,703	14.3%	$413,986

	Year Ended
	August 31, 2021		August 31, 2020
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$3,907,883	16%	$3,169,648	15%	$738,235
Europe	2,236,462	13	1,799,431	12	437,031
Growth Markets	1,477,184	15	1,544,565	17	(67,381)
Total Operating Income	$7,621,529	15.1%	$6,513,644	14.7%	$1,107,885

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2021	August 31, 2020
	As Reported (GAAP)	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)
Income before income taxes	$1,917,805	$1,783,355	$(218,882)	$1,564,473
Income tax expense	480,382	477,931	(33,674)	444,257
Net income	$1,437,423	$1,305,424	$(185,208)	$1,120,216
Effective tax rate	25.0%	26.8%		28.4%
Diluted earnings per share	$2.20	$1.99	$(0.29)	$1.70

	Year Ended
	August 31, 2021			August 31, 2020
	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)
Income before income taxes	$7,761,116	$(271,009)	$7,490,107	$6,774,331	$(332,074)	$6,442,257
Income tax expense	1,770,571	(41,440)	1,729,131	1,589,018	(52,407)	1,536,611
Net income	$5,990,545	$(229,569)	$5,760,976	$5,185,313	$(279,667)	$4,905,646
Effective tax rate	22.8%		23.1%	23.5%		23.9%
Diluted earnings per share	$9.16	$(0.36)	$8.80	$7.89	$(0.43)	$7.46

(1) Represents gains related to our investment in Duck Creek Technologies.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	August 31, 2021	August 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,168,174	$8,415,330
Short-term investments	4,294	94,309
Receivables and contract assets	9,728,212	7,846,892
Other current assets	1,765,831	1,393,225
Total current assets	19,666,511	17,749,756
NON-CURRENT ASSETS:
Contract assets	38,334	43,257
Investments	329,526	324,514
Property and equipment, net	1,639,105	1,545,568
Lease assets	3,182,519	3,183,346
Goodwill	11,125,861	7,709,820
Other non-current assets	7,193,987	6,522,332
Total non-current assets	23,509,332	19,328,837
TOTAL ASSETS	$43,175,843	$37,078,593
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$12,080	$7,820
Accounts payable	2,274,057	1,349,874
Deferred revenues	4,229,177	3,636,741
Accrued payroll and related benefits	6,747,853	5,083,950
Lease liabilities	744,164	756,057
Other accrued liabilities	1,701,536	1,828,148
Total current liabilities	15,708,867	12,662,590
NON-CURRENT LIABILITIES:
Long-term debt	53,473	54,052
Lease liabilities	2,696,917	2,667,584
Other non-current liabilities	4,619,472	4,195,194
Total non-current liabilities	7,369,862	6,916,830
Total Accenture plc shareholders’ equity	19,528,272	17,000,536
Noncontrolling interest	568,842	498,637
Total Shareholders' Equity	20,097,114	17,499,173
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,175,843	$37,078,593

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,437,423	$1,305,424	$5,990,545	$5,185,313
Depreciation, amortization and other	486,281	486,890	1,891,242	1,773,124
Share-based compensation expense	275,700	259,706	1,342,951	1,197,806
Change in assets and liabilities/other, net	237,028	1,104,114	(249,590)	58,909
Net cash provided by (used in) operating activities	2,436,432	3,156,134	8,975,148	8,215,152
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(236,295)	(188,718)	(580,132)	(599,132)
Purchases of businesses and investments, net of cash acquired	(2,626,711)	(205,233)	(4,171,123)	(1,531,599)
Proceeds from sale of businesses and investments	3,725	145,507	413,553	230,393
Other investing, net	7,965	2,102	27,936	5,819
Net cash provided by (used in) investing activities	(2,851,316)	(246,342)	(4,309,766)	(1,894,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	126,211	105,743	1,065,775	955,308
Purchases of shares	(914,648)	(589,892)	(3,703,124)	(2,915,847)
Cash dividends paid	(557,930)	(509,201)	(2,236,094)	(2,037,733)
Other financing, net	(21,418)	(20,192)	(52,894)	(50,820)
Net cash provided by (used in) financing activities	(1,367,785)	(1,013,542)	(4,926,337)	(4,049,092)
Effect of exchange rate changes on cash and cash equivalents	(58,537)	76,819	13,799	16,936
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,841,206)	1,973,069	(247,156)	2,288,477
CASH AND CASH EQUIVALENTS, beginning of period	10,009,380	6,442,261	8,415,330	6,126,853
CASH AND CASH EQUIVALENTS, end of period	$8,168,174	$8,415,330	$8,168,174	$8,415,330